Exhibit 99.1

NCI Building Systems Reports Third Quarter Fiscal 2009 Earnings

- Company Reported Diluted EPS of $0.20 Despite Ongoing 50% Year-Over-Year Decline in Revenue -

- Cost Reductions and Pricing Discipline Drove Significant Sequential Operating Improvement -

- Net Cash From Operating Activities of $35.3 Million -

HOUSTON, Sept. 9 /PRNewswire-FirstCall/ — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the third quarter ended August 2, 2009.

Third Quarter 2009 Financial Results

“We succeeded in returning to profitability in the third quarter despite continued difficult market conditions, marked by a significant year-over-year decline in nonresidential construction activity in our commercial and industrial sectors,” noted Norman C. Chambers, Chairman, President and Chief Executive Officer. “Cost reduction programs that have been implemented over the past 10 months resulted in sequential declines in the non-material component of cost of goods sold and SG&A of 17% and 9.2%, respectively. Year-over-year, these expenses were down 49.7% and 31.9%, respectively. Lower costs combined with pricing discipline enabled us to report much improved operating results on a sequential basis.”

“Additionally, each of our business segments posted operating profits in the third quarter, which speaks to the strength of our market position and the efficiency of our integrated business model,” Mr. Chambers said.

For the third quarter, sales were $238.4 million, up 6.1% sequentially from sales of $224.7 million in the 2009 second quarter but down 50.1% from the $477.6 million reported for last year’s third quarter. Gross margin was 25.6%. Selling, general and administrative expenses declined 9.2% sequentially and 31.9% from last year’s third quarter.

The Company reported net income of $4.0 million, or $0.20 per diluted share, which included a $1.2 million restructuring charge related to severance and plant closings. Exclusive of this charge, net income would have been $4.8 million, or $0.25 per diluted share. On the same basis, exclusive of all special charges, the Company incurred a net loss for the 2009 second quarter of $7.2 million, or $0.37 per diluted share. For last year’s third quarter, the Company reported net income of $31.9 million, or $1.63 per diluted share.

Inventory levels decreased sequentially by 21.4% to $75.9 million from $96.6 million in the prior quarter. Measured in tons, inventory on hand at the end of the third quarter was approximately 21% lower than the end of the prior quarter. Annualized inventory turnover was 8.3 turns for the third quarter, compared to 5.3 turns in the prior quarter and 7.4 turns in the year-ago quarter.

During the third quarter, the Company invested $3.7 million in property and equipment. Year-to-date capital spending amounted to $17.9 million. Fourth quarter capital expenditures are expected to approximate $5 million.

Third Quarter 2009 Segment and Manufacturing Performance

The Company reported operating income of $10.3 million, which is detailed in the table below.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS)

TO ADJUSTED OPERATING INCOME (LOSS)

EXCLUDING SPECIAL CHARGES

FOR THE THREE MONTHS ENDED AUGUST 2, 2009

(Unaudited)

(In thousands)

	Operating Income (Loss), GAAP Basis	Restructuring Charges	Asset Impairment	“Adjusted” Operating Income Loss (A)
Metal coil coating	$1,023	$30	$-	$1,053
Metal components	13,162	70	-	13,232
Engineered building systems	9,038	1,109	26	10,173
Corporate	(12,959)	4	—	(12,955)

Total operating income	$10,264	$1,213	$26	$11,503

(A)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

“During this period of difficult market conditions, each of our three business segments has taken action to flatten the organizational structures of their sales forces, bringing senior sales executives closer to the customer and enabling them to better manage market share and improve margins,” Mr. Chambers said. “Additionally, we continue to effectively address those markets that have been most resilient to the downturn. The major fall off in commercial and industrial business activity again made the institutional part of our business, which includes government funded work, one of our most important markets.”

“As a result of our marketing programs and our market leadership position, we were able to report sequential growth in sales for our Components and Coatings segments and stabilized sales for our Buildings group in the third quarter,” Mr. Chambers noted. “Operating profitability was impressive in light of the significant year-over-year revenue fall-off that was absorbed by each of our business segments as a result of the combination of reduced demand and lower steel prices,” Mr. Chambers said.

In the third quarter, the Buildings group’s manufacturing expense per ton shipped improved to its lowest level in seven quarters. While the commercial and industrial markets for this group remained depressed, there was a noticeable increase in the small building market, as individual end users took advantage of reduced steel costs. International, government and military projects continue to offer opportunities for the Buildings group. NCI has committed significant resources to identifying and qualifying opportunities in the government and military arena, as projects funded by stimulus dollars begin to move forward.

The Components group also benefited from cost reductions and efficiencies. Manufacturing expense per ton and SG&A expense per ton improved to the lowest levels in seven quarters. The broader market for Components is not as depressed as the market for the Buildings group. Specifically, the agricultural related portion of the Components group’s market continued to show improvement, increasing 74% in tons/day sequentially and is expected to remain strong through the end of the fiscal year. Additionally, the Components group benefits from serving a large repair and retrofit segment of the industry that is generally more resilient during economic downturns than other market sectors.

The Coaters group continues to increase market share, including both package and toll sales, outside of the metal building construction market. Third quarter external volume processed was up 32% sequentially. Efficiency metrics have improved and manufacturing expense per ton and SG&A expense per ton for the quarter, improved to the lowest levels in seven quarters.

Total tonnage shipped by NCI’s Components and Buildings groups in the third quarter was up 18.7% sequentially, but 45.6% below last year’s third quarter. Utilization rate moved up sequentially to 51% from 40% in the 2009 second quarter.

The Buildings group backlog was $285 million at the end of the 2009 third quarter, higher than the prior quarter on a steel price-adjusted basis.

Cost reduction programs, which began in November 2008, have resulted in the migration from 43 manufacturing facilities to 32. Overlapping and less efficient operations have been eliminated, and more automation and lean manufacturing tools have been utilized.

Market Environment

Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2008 but stabilized from the previous quarter. McGraw Hill reported that new construction activity measured in square feet was down 48% calendar year to date through July compared to 2008 levels, and NCI’s traditionally strong commercial and industrial markets were off approximately 60% as reflected in McGraw-Hill’s July report.

The AIA’s Architectural Billing Index published for July indicated that inquiry levels have somewhat stabilized and remain positive, but billings are still negative. McGraw-Hill is now forecasting that nonresidential construction activity measured in square feet will be 35% lower in calendar 2009 compared to calendar 2008. Steel prices have increased from trough levels in June, but were 51% lower than the comparable period in July 2008 according to the CRU North American steel price index.

Recent Corporate Developments

On August 14, 2009, NCI announced that it had entered into a definitive investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P. (the “CD&R Fund”), a fund managed by Clayton, Dubilier & Rice, Inc., under which the CD&R Fund would invest $250 million in the Company through the purchase of newly issued Convertible Participating Preferred Shares. The investment is part of a comprehensive solution to address NCI’s near term debt repayment obligations, reduce debt by $323 million and position the Company for future growth. As previously reported, the completion of the CD&R transaction is subject to a number of conditions, including the completion of an exchange offer for at least 95% of the aggregate principal amount of the Company’s existing convertible notes; completion of the refinancing of the Company’s existing senior secured debt facility; entry into a new asset-based revolving credit facility; and other customary closing conditions.

On September 1, 2009, NCI announced that it had amended its investment agreement with the CD&R Fund to amend the terms of the exchange offer contemplated by the investment agreement. As previously reported, under the terms of the amended investment agreement, the Company’s existing convertible noteholders will receive $500 cash and 390 shares of common stock for each $1000 principal amount tendered and not withdrawn in the exchange offer, and the CD&R Fund will continue to invest $250 million in the Company through the purchase of newly issued Convertible Participating Preferred Shares for a pro forma ownership of 68.5%.

On September 1, 2009, NCI also announced that, in connection with the execution of the amended investment agreement, it entered into a lock-up and voting agreement with the holders of over 75% of the aggregate principal amount of the Company’s outstanding convertible notes, in which such noteholders agreed to tender their notes in the exchange offer under the amended terms and, to the extent such noteholders hold loans under the Company’s existing credit facility to support the refinancing of the Company’s existing credit facility. Subsequent to the announcement of the execution of the lock-up and voting agreement, additional holders of the Company’s outstanding convertible notes have entered into the agreement, increasing the aggregate principal amount of the convertible notes covered by the lock-up and voting agreement from 75% to more than 79%.

Outlook

“We are facing continued weakness in nonresidential construction activity, and industry forecasts do not indicate any meaningful improvement this year or next,” noted Mr. Chambers. “Within this challenging environment, we remain cautious, working to align our resources with demand levels while addressing new market opportunities and broadening our geographic reach.”

“We are pleased to have achieved profitability in the third quarter; while fourth quarter operating results will reflect our significantly reduced cost structure, they will be affected by revenue levels, product mix and sequential steel price trends, which are difficult to predict at this time.”

“Our recently-announced transaction with CD&R will give us the flexibility to ride out the current economic crisis and benefit from our strong market position and industry-leading efficiencies once market conditions improve,” Mr. Chambers said.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Important Information About the Exchange Offer and This Communication:

This communication is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange. Any such offer or solicitation shall be made solely by means of a prospectus, related letter of transmittal and other offer documents, as described below.

In connection with the commencement of the exchange offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (which will include a preliminary prospectus), a tender offer statement on Schedule TO and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the preliminary prospectus, the tender offer statement and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto, when available, because they will contain important information about the Company, the proposed exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

The registration statement will contain a preliminary prospectus and related transmittal materials that will be mailed today to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, preliminary prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of NCI’s filings with the SEC may also be obtained from the Company’s Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstance that could give rise to the termination of the investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P.; the inability to complete the transactions contemplated by the investment agreement due to failure to satisfy conditions to such transactions (including with respect to the refinancing of the senior credit facility and the convertible notes); the failure of the transactions discussed herein to close for any reason; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the investment agreement, the transactions contemplated thereby, including the convertible notes exchange offer; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; the volatility of the Company’s stock price; the potential dilution associated with the convertible notes exchange offer; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; the significant demands on the Company’s liquidity while current economic and credit conditions are severely affecting its operations; and the uncertainty surrounding the transactions described herein, including the Company’s ability to retain employees, customers and vendors. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

— TABLES TO FOLLOW —

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	August 2, 2009	July 27, 2008	August 2, 2009	July 27, 2008
Sales	$238,439	$477,596	$723,522	$1,255,228
Cost of sales	177,333	349,028	568,773	940,095
Lower of cost or market adjustment	—	—	39,986	—
Asset impairment	26	—	5,944	—

Gross profit	61,080	128,568	108,819	315,133
	25.6%	26.9%	15.0%	25.1%

Selling, general and administrative expenses	49,603	72,810	158,564	210,501
Goodwill and other intangible asset impairment	—	—	622,564	—
Restructuring charge	1,213	43	7,488	909

Income (loss) from operations	10,264	55,715	(679,797)	103,723

Interest income	81	157	360	917
Interest expense	(4,369)	(5,364)	(13,029)	(17,859)
Other income, net	670	808	757	1,022

Income (loss) before income taxes	6,646	51,316	(691,709)	87,803
Provision (benefit) for income taxes	2,675	19,425	(46,863)	33,536

	40.2%	37.9%	6.8%	38.2%

Net income (loss)	$3,971	$31,891	$(644,846)	$54,267

Net income (loss) per share:
Basic	$0.20	$1.65	$(33.12)	$2.81
Diluted	$0.20	$1.63	$(33.12)	$2.79

Average shares outstanding:
Basic	19,496	19,363	19,468	19,308
Diluted	19,496	19,543	19,468	19,455

Depreciation/amortization expense	7,784	8,864	24,941	27,053

Decrease in sales	-50.1%		-42.4%

Gross profit percentage	25.6%	26.9%	15.0%	25.1%

Selling, general and administrative expenses percentage	20.8%	15.2%	21.9%	16.8%

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	August 2, 2009	November 2, 2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$105,376	$68,201
Restricted cash	13,224	—
Accounts receivable, net	80,701	163,005
Inventories	75,925	192,011
Deferred income taxes	23,585	24,259
Income taxes receivable	23,731	—
Prepaid expenses and other	25,755	18,374

Total current assets	348,297	465,850

Property and equipment, net	240,727	251,163
Goodwill	5,200	616,626
Other assets	33,411	47,062

Total assets	$627,635	$1,380,701

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current portion of long-term debt	$473,710	$920
Note payable	962	—
Accounts payable	68,144	104,348
Accrued expenses	81,414	129,864

Total current liabilities	624,230	235,132

Long-term debt	—	473,480
Deferred income taxes	21,626	44,332
Other long-term liabilities	—	3,928

Shareholders’ equity (deficit)	(18,221)	623,829

Total liabilities and shareholders’ equity (deficit)	$627,635	$1,380,701

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	August 2, 2009	July 27, 2008
Net cash provided by operating activities	$75,340	$3,224

Cash flows from investing activities:
Capital expenditures	(17,877)	(17,922)
Other	797	6,342

Net cash used in investing activities	(17,080)	(11,580)

Cash flows from financing activities:
(Deposit) refund of restricted cash	(13,224)	—
Payments on long-term debt	(690)	(22,407)
Payments of financing costs	(5,513)	(75)
Payments on note payable	(1,213)	(2,595)
Proceeds from stock option exercises	12	489
Excess tax benefits from stock-based compensation arrangements	—	162
Purchase of treasury stock	(451)	(2,224)

Net cash used in financing activities	(21,079)	(26,650)

Effect of exchange rate changes on cash and cash equivalents	(6)	(168)

Net (decrease) increase in cash	37,175	(35,174)

Cash at beginning of period	68,201	75,054

Cash at end of period	$105,376	$39,880

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended August 2, 2009		Three Months Ended July 27, 2008		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal coil coating	$44,256	19	$90,732	19	$(46,476)	-51.2%
Metal components	113,216	47	202,826	43	(89,610)	-44.2%
Engineered building systems	130,398	55	292,715	61	(162,317)	-55.5%
Intersegment sales	(49,431)	(21)	(108,677)	(23)	59,246	-54.5%

Total net sales	$238,439	100	$477,596	100	$(239,157)	-50.1%

		% of Sales		% of Sales
Operating income (loss):
Metal coil coating	$1,023	2	$11,360	13	$(10,337)	-91.0%
Metal components	13,162	12	32,174	16	(19,012)	-59.1%
Engineered building systems	9,038	7	28,514	10	(19,476)	-68.3%
Corporate	(12,959)	—	(16,333)	—	3,374	-20.7%

Total operating income (loss) (% of sales)	$10,264	4	$55,715	12	$(45,451)	-81.6%

	Nine Months Ended August 2, 2009		Nine Months Ended July 27, 2008		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal coil coating	$125,283	17	$233,178	19	$(107,895)	-46.3%
Metal components	336,250	47	513,377	41	(177,127)	-34.5%
Engineered building systems	412,040	57	778,767	62	(366,727)	-47.1%
Intersegment sales	(150,051)	(21)	(270,094)	(22)	120,043	-44.4%

Total net sales	$723,522	100	$1,255,228	100	$(531,706)	-42.4%

		% of Sales		% of Sales
Operating income (loss):
Metal coil coating	$(105,675)	(84)	$20,760	9	$(126,435)	n/a
Metal components	(143,536)	(43)	56,867	11	(200,403)	n/a
Engineered building systems	(389,806)	(95)	74,244	10	(464,050)	n/a
Corporate	(40,780)	—	(48,148)	—	7,368	n/a

Total operating income (loss) (% of sales)	$(679,797)	(94)	$103,723	8	$(783,520)	n/a

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME

(LOSS) EXCLUDING SPECIAL CHARGES

FOR THE THREE MONTHS AND NINE MONTHS ENDED AUGUST 2, 2009

(Unaudited)

(In thousands)

	For the Three Months Ended August 2, 2009
	Operating Income (Loss), GAAP Basis	Goodwill and Other Intangible Asset Impairment	Lower of Cost or Market Charge	Restructuring Charges	Asset Impairment	“Adjusted” Operating Income Loss(A)
Metal coil coating	$1,023	$—	$—	$30	$—	$1,053
Metal components	13,162	—	—	70	—	13,232
Engineered building systems	9,038	—	—	1,109	26	10,173
Corporate	(12,959)	—	—	4	—	(12,955)

Total operating income	$10,264	$—	$—	$1,213	$26	$11,503

	For the Nine Months Ended August 2, 2009
	Operating Loss GAAP Basis	Goodwill and Other Intangible Asset Impairment	Lower of Cost or Market Charge	Restructuring Charges	Asset Impairment	“Adjusted” Operating Income (Loss)(A)
Metal coil coating	$(105,675)	$98,959	$8,102	$103	$—	$1,489
Metal components	(143,536)	147,239	17,152	1,232	714	22,801
Engineered building systems	(389,806)	376,366	14,732	5,971	4,021	11,284
Corporate	(40,780)	—	—	182	1,209	(39,389)

Total operating income (loss)	$(679,797)	$622,564	$39,986	$7,488	$5,944	$(3,815)

(A)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS (LOSS) PER DILUTED SHARE

AND NET INCOME (LOSS) COMPARISON

(Unaudited)

	Fiscal Three Months Ended			Fiscal Nine Months Ended
	August 2, 2009	May 3, 2009	July 27, 2008	August 2, 2009	July 27, 2008
Earnings (loss) per diluted share, GAAP basis	$0.20	$(6.17)	$1.63	$(33.12)	$2.79
Goodwill and other intangible asset impairment	—	5.13	—	30.82	—
Lower of cost or market adjustment	—	0.36	—	1.32	—
Restructuring charges	0.05	0.13	—	0.25	—
Asset impairment	—	0.18	—	0.20	—
Executive retirement costs	—	—	—	—	0.09
Exiting Component’s residential overhead door product line	—	—	—	—	0.03

“Adjusted” diluted earnings (loss) per share (A)	$0.25	$(0.37)	$1.63	$(0.53)	$2.91

	Fiscal Three Months Ended			Fiscal Nine Months Ended
	August 2, 2009	May 3, 2009	July 27, 2008	August 2, 2009	July 27, 2008
Net income (loss), GAAP basis	$3,971	$(120,207)	$31,891	$(644,846)	$54,267
Goodwill and other intangible asset impairment	—	100,084	—	599,966	—
Lower of cost or market adjustment	—	7,033	—	25,773	—
Restructuring charges	816	2,463	—	4,861	—
Asset impairment	26	3,417	—	3,840	—
Executive retirement costs	—	—	—	—	1,748
Exiting Component’s residential overhead door product line	—	—	—	—	531

“Adjusted” net income (loss) (A)	$4,813	$(7,210)	$31,891	$(10,406)	$56,546

(A)	The Company discloses a tabular comparison of “Adjusted” earnings (loss) per diluted share and net income (loss), which are non-GAAP measures because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted earnings (loss) per share and net income (loss) should not be considered in isolation or as a substitute for earnings (loss) per diluted share and net income (loss) as reported on the face of our statement of income.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	4th Qtr November 2, 2008	1st Qtr February 1, 2009	2nd Qtr May 3, 2009	3rd Qtr August 2, 2009	Trailing 12 Months August 2, 2009
Net income (loss)	$24,614	$(528,610)	$(120,207)	$3,971	$(620,232)
Add:
Provision for income taxes	17,962	(34,007)	(15,530)	2,675	(28,900)
Interest expense	5,621	4,551	3,994	4,312	18,478
Depreciation and amortization	8,321	8,309	8,421	7,571	32,622
Non-cash FAS 123(R)	1,628	1,372	1,177	1,241	5,418
Goodwill and other intangible asset impairment	—	517,628	104,936	—	622,564
Lower of cost or market initial charge	2,739	29,378	10,608	—	42,725
Lower of cost or market loss subsequently realized	—	(2,280)	(16,159)	(24,286)	(42,725)
Asset impairment	193	623	5,295	26	6,137

Adjusted EBITDA (1)	$61,078	$(3,036)	$(17,465)	$(4,490)	$36,087

	4th Qtr October 28, 2007	1st Qtr January 27, 2008	2nd Qtr April 27, 2008	3rd Qtr July 27, 2008	Trailing 12 Months July 27, 2008
Net income	$25,437	$7,510	$14,866	$31,891	$79,704
Add:
Provision for income taxes	16,313	4,702	9,410	19,425	49,850
Interest expense	6,853	6,847	5,533	5,306	24,539
Depreciation and amortization	9,301	9,131	8,632	8,652	35,716
Non-cash FAS 123(R)	2,200	2,871	3,442	1,563	10,076
Goodwill and other intangible asset impairment	—	—	—	—	—
Lower of cost or market initial charge	—	—	—	—	—
Lower of cost or market loss subsequently realized	—	—	—	—	—
Asset impairment	—	—	—	—	—

Adjusted EBITDA (1)	$60,104	$31,061	$41,883	$66,837	$199,885

(1)	Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges along with subsequently realized losses, and stock compensation. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales

(Internal Information)

(Unaudited)

(In thousands)

	3rd Qtr 2009		3rd Qtr 2008		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	44,256	15%	90,732	15%	(46,476)	-51%
Intersegment	(28,196)		(62,842)		34,646	-55%

Third Party Sales	16,060	7%	27,890	6%	(11,830)	-42%

Operating Income (Loss)	1,023	6%	11,360	41%	(10,337)	-91%

Metal Components
Total	113,216	40%	202,826	35%	(89,610)	-44%
Intersegment	(17,134)		(34,367)		17,233	-50%

Third Party Sales	96,082	40%	168,459	35%	(72,377)	-43%

Operating Income (Loss)	13,162	14%	32,174	19%	(19,012)	-59%

Engineered Building Systems
Total	130,398	45%	292,715	50%	(162,317)	-55%
Intersegment	(4,101)		(11,468)		7,367	-64%

Third Party Sales	126,297	53%	281,247	59%	(154,950)	-55%

Operating Income (Loss)	9,038	7%	28,514	10%	(19,476)	-68%

Consolidated
Total	287,870	100%	586,273	100%	(298,403)	-51%
Intersegment	(49,431)		(108,677)		59,246	-55%

Third Party Sales	238,439	100%	477,596	100%	(239,157)	-50%

Operating Income (Loss)	10,264	4%	55,715	12%	(45,451)	-82%

	YTD 3rd Qtr 2009		YTD 3rd Qtr 2008		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	125,283	14%	233,178	15%	(107,895)	-46%
Intersegment	(85,586)		(158,618)		73,032	-46%

Third Party Sales	39,697	6%	74,560	6%	(34,863)	-47%

Operating Income (Loss)	(105,675)	n/a	20,760	28%	(126,435)	n/a

Metal Components
Total	336,250	39%	513,377	34%	(177,127)	-35%
Intersegment	(52,446)		(82,202)		29,756	-36%

Third Party Sales	283,804	39%	431,175	34%	(147,371)	-34%

Operating Income (Loss)	(143,536)	n/a	56,867	13%	(200,403)	n/a

Engineered Building Systems
Total	412,040	47%	778,767	51%	(366,727)	-47%
Intersegment	(12,019)		(29,274)		17,255	-59%

Third Party Sales	400,021	55%	749,493	60%	(349,472)	-47%

Operating Income (Loss)	(389,806)	n/a	74,244	10%	(464,050)	n/a

Consolidated
Total	873,573	100%	1,525,322	100%	(651,749)	-43%
Intersegment	(150,051)		(270,094)		120,043	-44%

Third Party Sales	723,522	100%	1,255,228	100%	(531,706)	-42%

Operating Income (Loss)	(679,797)	n/a	103,723	8%	(783,520)	n/a

CONTACT: Betsy Brod or Lynn Morgen, both of MBS Value Partners, +1-212-750-5800, for NCI Building Systems, Inc